UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2011

SENSATA TECHNOLOGIES B.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

The Netherlands	333-139739	98-0528648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal Executive Offices, including Zip Code)

31-546-879-555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2011 (the “Closing Date”), Sensata Technologies B.V. (the “Issuer”), an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (the “Company”), completed a series of financing transactions to refinance all of its existing indebtedness. The transactions included the private sale of $700.0 million aggregate principal amount of the Issuer’s 6.5% Senior Notes due 2019 (the “Notes”) and the execution of the New Senior Credit Facilities (as defined below) that provide the Issuer with a $1,100.0 million term loan and a $250.0 million revolving credit facility. The net proceeds from the issuance and sale of the Notes and borrowings under the term loan of the New Senior Credit Facilities together with cash on hand were or will be promptly used to (i) repay all of the amounts then outstanding under the Issuer’s existing term loans under the Existing Credit Agreement (as defined below), 8% Senior Notes due 2014 (the “Dollar Notes”) and 9% Senior Subordinated Notes due 2016 (the “Euro Notes” and together with the Dollar Notes, the “Existing Notes”), (ii) pay all accrued interest on such indebtedness and related redemption premiums and (iii) pay all fees and expenses in connection with these refinancing transactions.

Indenture

The Notes were issued pursuant to an indenture, dated May 12, 2011 (the “Indenture”), among the Issuer, certain of the Issuer’s subsidiaries party thereto, as guarantors (the “guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes were offered at an original issue price of 100.0%.

Interest and Maturity

The Notes bear interest at a rate of 6.5% and mature on May 15, 2019. Interest is payable on the Notes on May 15 and November 15 of each year, commencing November 15, 2011.

Guarantees

The Issuer’s obligations under the Notes are guaranteed by the all of the Issuer’s existing and future wholly-owned subsidiaries that guarantee the Issuer’s obligations under the New Senior Credit Facilities. The Notes and the guarantees are unsecured senior obligations of the Issuer and the guarantors.

Covenants

The Indenture contains restrictive covenants that limit the ability of the Issuer and the Issuer’s restricted subsidiaries (as defined in the Indenture) to, among other things: incur additional debt or issue preferred stock; create liens; create restrictions on the Issuer’s subsidiaries’ ability to make payments to the Issuer; pay dividends and make other distributions in respect of the Issuer’s and its restricted subsidiaries’ capital stock; redeem or repurchase the Issuer’s capital stock or the capital stock of the Company or any other direct or indirect parent company of the Issuer or prepay subordinated indebtedness; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers or consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by Standard & Poor’s Rating Services or Moody’s Investors Service, Inc. and no default has occurred and is continuing. The suspended covenants will be reinstated if the Notes are no longer rated investment grade by either rating agency and an event of default has occurred and is continuing at such time.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency and when the guarantees of significant subsidiaries (as defined in the Indenture) cease to be in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all of the Notes to be due and payable immediately. All provisions regarding remedies in an event of default are subject to the Indenture.

Redemption

The Issuer may redeem the Notes, in whole or in part, at any time prior to May 15, 2015 at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the “make-whole” premium set forth in the Indenture. The Issuer may redeem the Notes, in whole or in part, at any time on or after May 15, 2015 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to May 15, 2014, on one or more occasions, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings, as described in the Indenture, at a redemption price equal to 106.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Issuer experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are not registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Notes and the Indenture is qualified in its entirety by reference to such exhibit.

New Senior Credit Facilities

On the Closing Date, the Issuer, Sensata Technologies Finance Company, LLC and Sensata Technologies Intermediate Holding B.V. entered into a credit agreement (the “New Credit Agreement” or the “New Senior Credit Facilities”) with Morgan Stanley Senior Funding, Inc., as administrative agent, the initial l/c issuer and initial swing line lender named therein, and the other lenders party thereto. The New Senior Credit Facilities consists of a $1,100.0 million term loan and a $250.0 million revolving credit facility. The term loan was issued at 99.5% of par.

Amounts under the revolving credit facility may be borrowed, repaid and re-borrowed to fund the Borrowers’ (as defined below) working capital needs. No amounts under the term loans, once repaid, may be reborrowed.

Borrowers and Guarantors

The borrowers under the New Senior Credit Facilities are the Issuer and Sensata Technologies Finance Company, LLC (collectively, the “Borrowers”). All obligations under the New Senior Credit Facilities are or will be unconditionally guaranteed by certain of the Borrowers’ material U.S. subsidiaries and certain material subsidiaries located in the Netherlands, Mexico, Japan, South Korea and Malaysia (collectively, the “Credit Agreement Guarantors”).

Maturity and Amortization

The maturity date of the revolving credit facility is May 12, 2016. Loans made pursuant to the revolving credit facility must be repaid in full on or prior to such date, and all letters of credit issued thereunder will terminate unless cash collateralized prior to such time. The maturity date of the term loan facility is May 12, 2018. The principal amount of the term loan amortizes in equal quarterly installments in an aggregate annual amount equal to approximately 1% of the original principal amount, with the balance payable at maturity.

Subject to certain exceptions, the New Senior Credit Facilities are subject to mandatory prepayments equal to (a) 100% of the net cash proceeds from certain non-ordinary course sales or certain other dispositions of assets of the Borrowers and their restricted subsidiaries, subject to customary reinvestment provisions and certain other restrictions, (b) 100% (subject to reductions to 50% and 0% based on achievement of a Senior Secured Net Leverage Ratio (as defined below) of 1.5:1.0 and 1.0:1.0, respectively) of the net cash proceeds from issuances of certain indebtedness of the Borrowers and their restricted subsidiaries (other than indebtedness permitted under the New Senior Credit Facilities), and (c) beginning with the fiscal year ending December 31, 2012, 50% (subject to reductions to 25% and 0% based on achievement of a Senior Secured Net Leverage Ratio of 1.5:1.0 and 1.0:1.0, respectively) of annual excess cash flow of the Issuer and its restricted subsidiaries.

Interest Rates

At the Issuer’s option, loans under the revolving credit facility and the term loan facility may be maintained from time to time as (x) Base Rate Loans, which bear interest at the Applicable Rate in excess of the Base Rate in effect from time to time, or (y) Eurodollar Rate Loans, which bear interest at the Applicable Rate in excess of the Eurodollar Rate (as defined in the New Credit Agreement) (adjusted for maximum reserves) as determined by reference to LIBOR for the respective interest period. Revolving credit facility borrowings denominated in Euros are maintained from time to time as EURIBOR Loans, which bear interest at the Applicable Rate in excess of EURIBOR (plus mandatory costs) as determined by the administrative agent for the respective interest period. The Eurodollar Rate applicable to term loans is subject to a 1.00% LIBOR floor.

For purposes of the New Senior Credit Facilities:

•

“Base Rate” means, the highest of (x) 1/2 of 1% per annum in excess of the federal funds rate, (y) the rate of interest published by the Wall Street Journal from time to time as the “prime rate” and (z) one-month Eurodollar Rate plus 1.00%;

•

“EURIBOR” means, in relation to any interest period, (x) the percentage rate per annum determined by the Banking Federation for the European Union for such period displayed on the appropriate page of the Telerate screen, or the “Screen Rate,” or (y) if the Screen Rate is not available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the administrative agent at its request quoted by the reference banks to leading banks in the European Interbank Market; and

•

“Applicable Rate” means, at any time, in respect of the revolving credit facility and the term loan facility, the applicable percentage determined in accordance with a pricing grid based on the ratio of total senior secured indebtedness (less cash and cash equivalents) to Adjusted EBITDA (as defined therein) (the “Senior Secured Net Leverage Ratio”).

Incremental Availability

The New Senior Credit Facilities provide for an incremental term loan facility and/or incremental revolving credit facility in an aggregate principal amount not to exceed $250.0 million, plus an additional $750.0 million in the event certain conditions are satisfied, including a pro forma Senior Secured Net Leverage Ratio not in excess of 4.0:1.0. The incremental facilities may rank pari passu or junior in right of payment and security with the other borrowings under the New Senior Credit Facilities and mature no sooner than the final maturity of the term loan facility and the revolving credit facility, respectively. The incremental borrowing facilities may be incurred at any time with consent required only from those lenders that agree, at their sole discretion, to participate in such incremental facility and subject to certain conditions.

Security

The Borrowers and each of the Credit Agreement Guarantors under the New Senior Credit Facilities have granted or will grant, as the case may be, Morgan Stanley Senior Funding, Inc., as collateral agent on behalf of the lenders a valid and perfected first priority (subject to certain exceptions) lien and security interest in all of the following:

•	all shares of capital stock of (or other ownership interests in) and intercompany debt of the Borrowers and each present and future subsidiary of the Borrowers or such Credit Agreement Guarantor; and

•

substantially all present and future property and assets, real and personal, of the Borrowers or such Credit Agreement Guarantor, except to the extent (a) the cost of obtaining security interests in any such item of collateral is excessive in relation to the benefit to the lenders or (b) a security interest is prohibited by the terms of the collateral from being granted or would give a third party the right to take action that would substantially impair the value of the collateral.

Affirmative Covenants

The affirmative covenants under the New Credit Agreement require: (i) compliance with laws and regulations; (ii) payment of taxes and other material obligations; (iii) maintenance of appropriate and adequate insurance; (iv) preservation of corporate existence, rights (charter and statutory), franchises, permits, licenses and approvals; (v) compliance with environmental laws; (vi) visitation and inspection rights; (vii) keeping of proper books in accordance with generally accepted accounting principles; (viii) maintenance of properties; (ix) certain required uses of proceeds of borrowings; (x) designation of restricted and unrestricted subsidiaries; (xi) maintenance of ratings; (xii) actions undertaken in connection with junior financing documents; (xiii) certain tax matters; (xiv) further assurances as to perfection and priority of security interests; and (xv) customary financial and other reporting requirements (including, without limitation, audited annual financial statements and quarterly unaudited financial statements, in each case prepared on a consolidated basis, notices of defaults, compliance certificates, annual business plans and forecasts, reports to shareholders and other creditors and other business and financial information as the administrative agent shall reasonably request).

Negative Covenants

The negative covenants under the New Credit Agreement include restrictions with respect to: (i) liens; (ii) debt (including guaranties or other contingent obligations); (iii) mergers and consolidations, liquidations and dissolutions; (iv) sales, transfers and other dispositions of assets; (v) loans, acquisitions, joint ventures and other investments; (vi) dividends and other distributions to stockholders; (vii) designation of senior debt; (viii) becoming a general partner in any partnership; (ix) repurchasing shares of capital stock; (x) prepaying, redeeming or repurchasing subordinated debt; (xi) capital expenditures; (xii) granting negative pledges other than to the administrative agent and the lenders; (xiii) changing the principal nature of the Borrowers’ business; (xiv) conducting transactions with affiliates on terms equivalent to those obtainable on an arm’s length basis; (xv) amending organizational documents or amending or otherwise modifying the terms of any subordinated debt; (xvi) passive holding company covenant; and (xvii) changing accounting policies or reporting practices.

Financial Covenants

Under the revolving credit facility, the Borrowers are required to maintain a Senior Secured Net Leverage Ratio not to exceed 5.0:1.0 during periods when outstanding loans and letters of credit that are not cash collateralized for the full face amount thereof exceed 10% of the commitments under the revolving credit facility. In addition, the Borrowers are required to satisfy this covenant, on a pro forma basis, in connection with any new borrowings under the revolving credit facility as of the time of such borrowings.

Events of Default

The New Credit Agreement contains customary events of default, including: (a) failure to pay principal when due, or to pay interest or fees within five business days after the same becomes due or other amounts within ten business days after the same becomes due, subject to applicable grace periods; (b) any representation or warranty proving to have been materially incorrect or misleading when made or confirmed; (c) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after notice of such failure; (d) cross-defaults to other indebtedness in an amount not less than a specified threshold; (e) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (f) monetary judgment defaults in an amount in excess of a specified threshold not covered by insurance; (g) impairment of loan documentation or security; (h) change of control; (i) inability to pay debts as they become due; and (j) standard ERISA defaults. A breach of the financial covenant will not result in an event of default under the term loan facility until 30 days after the required revolving lenders accelerate the revolving loan facility. The New Senior Credit Facilities provides that the Sponsors (as defined therein) shall have the ability to cure financial covenant defaults through equity infusions.

A copy of the New Credit Agreement and the related Domestic Guaranty, Borrower Guaranty, Foreign Guaranty, Patent Security Agreement, Trademark Security Agreement, Domestic Pledge Agreement and Domestic Security Agreement are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this

Current Report on Form 8-K and are incorporated by reference herein. The descriptions of the material terms of such agreements are qualified in their entirety by reference to such exhibit.

Item 1.02.	Termination of a Material Definitive Agreement

On the Closing Date, the Issuer (i) instructed The Bank of New York Mellon, as trustee (the “Dollar Notes Trustee”) of its Dollar Notes, to deliver a notice of redemption to the holders of the outstanding Dollar Notes and (ii) caused approximately $193.7 million of the net proceeds from the issuance and sale of the Notes and borrowings under the term loan of the New Senior Credit Facilities together with cash on hand to be irrevocably deposited with the Dollar Notes Trustee to satisfy and discharge the indenture governing the Dollar Notes, dated April 27, 2006, among the Issuer, the guarantors from time to time party thereto and the Dollar Notes Trustee (the “Dollar Notes Indenture”). The deposited funds are to be held in trust until June 13, 2011 (the “Redemption Date”), at which time such money will be used to fund the redemption of the outstanding Dollar Notes (including the payment of accrued and unpaid interest on the outstanding Dollar Notes to but not including the Redemption Date) at a redemption price of 102% of the aggregate principal amount thereof. A summary of the terms of the Dollar Notes Indenture is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and is incorporated by reference herein.

Also on the Closing Date, in connection with its entry into the New Credit Agreement (as described in Item 1.01 of this Current Report on Form 8-K), the Issuer terminated its existing credit agreement, dated April 27, 2006, among the Issuer, Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., the lenders from time to time party thereto, the initial l/c issuer, the initial swing line lender and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Existing Credit Agreement”). The outstanding dollar-denominated term loan and the outstanding euro-denominated term loan under the Existing Credit Agreement were repaid with approximately $904.9 million and €379.5 million, respectively, of the net proceeds from the issuance and sale of the Notes and borrowings under the term loan of the New Senior Credit Facilities together with cash on hand. A summary of the terms of the Existing Credit Agreement is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and is incorporated by reference herein.

On May 13, 2011, the Issuer (i) instructed The Bank of New York Mellon, as trustee (the “Euro Notes Trustee”) of its Euro Notes, to deliver a notice of redemption to the holders of the outstanding Euro Notes and (ii) caused approximately €147.3 million of the net proceeds from the issuance and sale of the Notes and borrowings under the term loan of the New Senior Credit Facilities together with cash on hand to be irrevocably deposited with the Euro Notes Trustee to satisfy and discharge the indenture governing the Euro Notes, dated April 27, 2006, among the Issuer, the guarantors from time to time party thereto and the Euro Notes Trustee (the “Euro Notes Indenture”). The deposited funds are to be held in trust until the Redemption Date, at which time such money will be used to fund the redemption of the outstanding Euro Notes (including the payment of accrued and unpaid interest on the outstanding Euro Notes to but not including the Redemption Date) at a redemption price of 104.5% of the aggregate principal amount thereof. A summary of the terms of the Euro Notes Indenture is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under the captions “Indenture” and “New Senior Credit Facilities” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 11, 2011, the Company issued a press release announcing the waiver of certain conditions to the previously announced tender offers and consents solicitations (the “Tender Offers”) for the Issuer’s Existing Notes. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 12, 2011, the Company issued a press release announcing the completion of the financing transactions described above and the early settlement of the Tender Offers. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 12, 2011, among Sensata Technologies B.V., the guarantors party thereto and The Bank of New York Mellon, as trustee.

4.2	Form of 6.5% Senior Note due 2019 (included as Exhibit A to Exhibit 4.1).

10.1	Credit Agreement, dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., Morgan Stanley Senior Funding, Inc., as administrative agent, the initial l/c issuer and initial swing line lender named therein, and the other lenders party thereto.

10.2	Domestic Guaranty, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc., Sensata Technologies Massachusetts, Inc. and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein).

10.3	Guaranty, dated as of May 12, 2011, made by Sensata Technologies B.V. in favor of the Secured Parties (as defined therein).

10.4	Foreign Guaranty, dated as of May 12, 2011, made by each of Sensata Technologies Holding Company US B.V., Sensata Technologies Holland, B.V., Sensata Technologies Holding Company Mexico, B.V., Sensata Technologies de México, S. de R.L. de C.V., Sensata Technologies Japan Limited, Sensata Technologies Malaysia Sdn. Bhd. and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein).

10.5	Patent Security Agreement, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. to Morgan Stanley Senior Funding, Inc., as collateral agent.

10.6	Trademark Security Agreement, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. to Morgan Stanley Senior Funding, Inc., as collateral agent.

10.7	Domestic Pledge Agreement, dated as of May 12, 2011, made by each of Sensata Technologies B.V. and Sensata Technologies Holding Company US B.V. to Morgan Stanley Senior Funding, Inc., as collateral agent.

10.8	Domestic Security Agreement, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. to Morgan Stanley Senior Funding, Inc., as collateral agent.

99.1	Press Release, dated May 11, 2011.

99.2	Press Release, dated May 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.

/s/ Jeffrey Cote
Date: May 17, 2011	By:	Jeffrey Cote
	Title:	Chief Administrative and Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of May 12, 2011, among Sensata Technologies B.V., the guarantors party thereto and The Bank of New York Mellon, as trustee.

4.2	Form of 6.5% Senior Note due 2019 (included as Exhibit A to Exhibit 4.1).

10.1	Credit Agreement, dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., Morgan Stanley Senior Funding, Inc., as administrative agent, the initial l/c issuer and initial swing line lender named therein, and the other lenders party thereto.

10.2	Domestic Guaranty, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc., Sensata Technologies Massachusetts, Inc. and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein).

10.3	Guaranty, dated as of May 12, 2011, made by Sensata Technologies B.V. in favor of the Secured Parties (as defined therein).

10.4	Foreign Guaranty, dated as of May 12, 2011, made by each of Sensata Technologies Holding Company US B.V., Sensata Technologies Holland, B.V., Sensata Technologies Holding Company Mexico, B.V., Sensata Technologies de México, S. de R.L. de C.V., Sensata Technologies Japan Limited, Sensata Technologies Malaysia Sdn. Bhd. and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein).

10.5	Patent Security Agreement, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. to Morgan Stanley Senior Funding, Inc., as collateral agent.

10.6	Trademark Security Agreement, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. to Morgan Stanley Senior Funding, Inc., as collateral agent.

10.7	Domestic Pledge Agreement, dated as of May 12, 2011, made by each of Sensata Technologies B.V. and Sensata Technologies Holding Company US B.V. to Morgan Stanley Senior Funding, Inc., as collateral agent.

10.8	Domestic Security Agreement, dated as of May 12, 2011, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. to Morgan Stanley Senior Funding, Inc., as collateral agent.

99.1	Press Release, dated May 11, 2011.

99.2	Press Release, dated May 12, 2011.